UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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PROGRESS SOFTWARE CORPORATION
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PROGRESS SOFTWARE CORPORATION

Notice of Amendment and Restatement of Bylaws by the Board of Directors
Pursuant to Section 10.20 of Chapter 156D of the Massachusetts General Laws

On September 16, 2008, the Board of Directors of Progress Software Corporation (the “Company”) amended and restated the Company’s bylaws. The descriptions of provisions of the amended and restated bylaws are qualified in their entirety by reference to the full text of the amended and restated bylaws, which is included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2008 and is also available on the Company’s website at www.progress.com.
Many of the amendments were made to conform the language of the bylaws to that used in the Massachusetts Business Corporation Act (the “MBCA”), as several of the provisions reflected language from the former Massachusetts Business Corporation Law (the “MBCL”). Bylaw provisions frequently replicate statutory provisions; accordingly, in many cases, the bylaws were modified to reflect language differences between the MBCA and the MBCL. For some provisions, the amended and restated bylaws have not been revised to conform with the language used in the MBCA; instead, language contained in the superseded bylaws has been deleted because repeating the statutory provisions was not deemed useful.
Changes include the following:
Meetings of Shareholders
The bylaws have been amended to provide: (i) increased flexibility to the board of directors, Chairman of the Board and President of the Company in fixing the date, time and place of the annual meeting of shareholders; (ii) that a special meeting in lieu of an annual meeting may be called if no annual meeting is called within 13 months of the last annual meeting; and (iii) that in the case of any special meeting called upon the written demand of shareholders, such meeting shall be scheduled not less than 60 days nor more than 90 days after the date on which the Secretary has received sufficient demands to require that such meeting be called and notice of such meeting shall be given within 30 days after receipt of such demands.
The bylaws have been amended to provide that, if the Company has a class of voting stock registered under the Securities Exchange Act of 1934, special meetings of shareholders will be called by the Secretary upon written application of shareholders who hold at least (i) 80% in interest of the capital stock of the Company entitled to vote at such meeting, or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage permitted by applicable law. The prior bylaw provided for the call of a special meeting upon the written application of shareholders who held at least 40% in interest of the capital stock entitled to vote.
The bylaws have been amended to provide that only business within the purposes described in the notice to shareholders may be conducted at a special meeting.
The MBCA revised the requirements regarding a corporation’s obligation to notify its shareholders of an upcoming meeting. The MBCL required that notice be delivered to shareholders at least seven days prior to the date of the meeting. The MBCA requires that notice be given no fewer than seven days nor more than 60 days prior to the date of the meeting. The amended and restated bylaws conform with the timing provisions of the MBCA.
The bylaws have been amended to provide: (i) that whenever notice of a meeting is required to be given to a shareholder under applicable law, the articles of organization or the bylaws, such notice can be waived by certain actions of a shareholder; and (ii) that, in addition to traditional delivery methods, notice of a shareholder meeting may be delivered to a shareholder by electronic transmission in a manner specified to the Company by the shareholder.
The bylaws have been amended to provide discretion to the presiding officer with respect to the adjournment of shareholder meetings and greater specificity regarding the grounds for adjournment of a shareholder meeting.
The bylaws have been amended to provide: (i) for the position of inspector of elections and more detailed voting procedures; (ii) that, unless otherwise provided in the articles of organization and subject to the guidelines and procedures adopted by the board of directors, shareholders and proxyholders may participate in shareholder meetings by means of remote communications if such remote communications are used by the Company in the future; (iii) recognition of the validity of an appointment of a proxy up to 11 months prior to the vote (as opposed to six months as set forth in the prior bylaw); and (iv) for the delivery of a proxy by electronic means.
The MBCA uses the concept of “voting groups.” A voting group consists of all shares of one or more classes or series of capital stock that are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. The amended bylaws incorporate the concept of voting groups in the provisions dealing with establishing quorums, determining whether matters presented to the shareholders have been approved, and providing shareholder lists. When a quorum is present, a director is elected by a plurality of votes properly cast for election of that director, while all other matters are considered approved when votes properly cast in favor of the matter exceed the votes properly cast in opposition to the matter, in each case, except when a different vote is required by law, the articles of organization, or the bylaws, or when the board of directors requires a larger aggregate number of affirmative votes.
Shareholder Proposals and Nominations
The bylaws have been amended to provide that, for director nominations or other business to be properly brought before an annual meeting by a shareholder (beginning with the 2009 annual meeting of shareholders), in addition to other applicable requirements, the shareholder must deliver notice to the Secretary of the Company at its principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, such notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
The prior bylaw provided that any shareholder intending to present any proposal at an annual meeting, had to give written notice of such proposal to the Secretary not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting.
The amended and restated bylaws also: (i) eliminate the meeting notice as a means to properly bring business before an annual meeting of shareholders; (ii) further clarify that the advance notice bylaw provisions apply to all shareholder proposals and nominations; (iii) require shareholders who provide advance notice of proposals or nominations to disclose additional information as part of such notice, including, among other things, information as to whether the shareholder has entered into any hedging, derivative or other transactions with respect to the Company’s securities; and (iv) specifically require attendance by the shareholder (or qualified representative of the shareholder) at the annual meeting to present the nomination or proposed business.
Directors and Officers
The amendments to the bylaws replace references to the Clerk (as was required under the MBCL) with references to the Secretary (which is required under the MBCA).
The bylaws have been amended to provide: (i) except as otherwise required by law, the number of directors will be fixed solely and exclusively by resolution adopted from time to time by the board of directors; (ii) except as otherwise required by law, any vacancy on the board, however occurring, will be filled by a majority of directors then in office, not by the shareholders; (iii) notice to directors, as well as action by written consent of the directors, by electronic transmission; and (iv) the appointment of other officers by officers appointed by the board, if authorized by the board.

Capital Stock
The bylaws have been amended to provide specifically that: (i) the directors may authorize the issuance of uncertificated securities; and (ii) the Company is entitled to recognize the record owner of shares as the legal owner for notice, dividend payment and other legal purposes, unless the board of directors has established a process for recognizing the beneficial owners for such purposes. The amended and restated bylaws also provide greater discretion to the board of directors with respect to determinations regarding consideration for the issuance of shares.
The provision in the bylaws regarding fixing a record date has been amended so that such date can be no more than 70 days (as opposed to 60 days in the prior bylaw) preceding the date on which a particular action is to occur, as contemplated by the MBCA. The amended and restated bylaws also require a new record date to be set if such meeting is adjourned to a date that is more than 120 days after the date fixed for the original meeting.
Bedford, Massachusetts
April 10, 2009

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